UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________
 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2017
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COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
 ________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		07960
(Address of principal executive offices)		(Zip Code)
(862) 345-5000
(Registrant’s telephone number, including area code)
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 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 15, 2017 Covanta Holding Corporation (“Covanta”) entered into arrangements with Green Investment Group Limited (“GIG”), a subsidiary of Macquarie Group Limited to form a strategic partnership to develop, fund and own Energy-From-Waste projects in the U.K. and Ireland. This partnership will be structured as a 50:50 joint venture (“JV”) between Covanta and GIG and creates a platform to develop waste infrastructure projects, including their existing combined pipeline of 6 projects and early stage developments. As an initial step, GIG will invest in the Dublin project through the JV with Covanta to receive proceeds of €136 million which will be available to fund Covanta’s investment needs in connection with the JV’s development pipeline. The investment in Dublin is subject to customary conditions, and is expected to occur in the first quarter of 2018.

For further information on these arrangements, see Covanta’ press release dated December 18, 2017 attached as Exhibit 99.1 hereto and incorporated by reference herein.”

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated December 18, 2017

99.2	Strategic Partnership with Green Investment Group Materials, dated December 18, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 18, 2017

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated December 18, 2017

99.2	Strategic Partnership with Green Investment Group Materials, dated December 18, 2017